EXHIBIT 1.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment No. 4 to Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, par value $0.001 per share, of Intermix Media, Inc.

This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated:  July 19, 2005

VP ALPHA HOLDINGS IV, L.L.C.		VANTAGEPOINT VENTURE
PARTNERS IV, L.P.
By: VantagePoint Venture Associates IV,		By: VantagePoint Venture Associates IV,
L.L.C.		L.L.C.
its Managing Member		Its General Partner

By:	/s/ Alan E. Salzman
Name: Alan E. Salzman,		By:	/s/ Alan E. Salzman
Managing Member		Name: Alan E. Salzman,
Managing Member

VANTAGEPOINT VENTURE
ASSOCIATES IV, L.L.C.		VANTAGEPOINT VENTURE
PARTNERS IV PRINCIPALS FUND, L.P.
By:	/s/ Alan E. Salzman	By: VantagePoint Venture Associates IV,
Name: Alan E. Salzman,		L.L.C.
Managing Member		Its General Partner

		By:	/s/ Alan E. Salzman
VANTAGEPOINT VENTURE		Name: Alan E. Salzman,
PARTNERS IV (Q), L.P.		Managing Member
By: VantagePoint Venture Associates IV,
L.L.C.,		/s/ James D. Marver
Its General Partner		James D. Marver

By:	/s/ Alan E. Salzman	/s/ Alan E. Salzman
Name: Alan E. Salzman,		Alan E. Salzman
Managing Member